UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: October 3, 2006 (Date of earliest event reported: September 29, 2006)
LAZY DAYS’ R.V. CENTER, INC. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Florida (State or other jurisdiction of incorporation)	333-114210 (Commission File Number)	59-1764794 (IRS Employer Identification No.)
6130 Lazy Days Boulevard Seffner, Florida 33584-2968 (Address of Principal Executive Offices, including Zip Code)
(800) 626-7800 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2006 Lazy Days’ R.V. Center, Inc. (the “Company”) entered into (i) the First Amendment (“First Amendment”) to its Loan and Security Agreement (“Loan Agreement”) by and between the Company and Wells Fargo Foothill, Inc. (the “Lender”), which amends the Loan Agreement originally dated as of May 14, 2004.

The purpose of the First Amendment was to amend the Loan Agreement to provide that the Lender will not make any additional borrowings (or issuances of letters of credit) to the Company under the senior secured revolving credit facility that is governed by the Loan Agreement.

The First Amendment also provided for the following: (i) the maturity date of the senior secured revolving credit facility was changed from May 14, 2009 to September 29, 2007; (ii) the covenant requiring the Company to maintain a minimum level of EBITDA was amended to change the prescribed EBITDA levels in a manner favorable to the Company; and (iii) the prepayment premium and the unused revolver fee were eliminated. A copy of the amendment is attached hereto as Exhibit 10.30 and is incorporated herein by reference.

Item 9.01 Exhibits

(d) The following items are included as Exhibits to this report:

Exhibit 10.30 First Amendment, dated as of September 29, 2006, to Loan and Security Agreement by and between Lazy Days and Wells Fargo Foothill, Inc., dated as of May 14, 2004.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 3, 2006

                                                   LAZYDAYS' R.V. CENTER, INC.

                                   By: /s/ John Horton
                                   Name: John Horton
                                   Title:  Chief Executive Officer